Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (registration statement number 333-156130) of Potlatch Corporation of our report dated June 20, 2011, relating to the financial statements of Potlatch Salaried 401(K) Plan, which appear in this Annual Report (Form 11-K) as of and for the year ended December 31, 2010.

Spokane, Washington

June 20, 2011